EXHIBIT 5


                         [BARNES & THORNBURG LETTERHEAD]




                                                                   July 31, 2003



Vectren Corporation
20 N.W. Fourth Street
Evansville, IN 47708

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Vectren Corporation ("Vectren"), filed pursuant to the Securities Act of 1933, as amended
("Securities Act"), relating to the offer and sale by Vectren of up to $30,000,000 of shares of its common stock, without par value, and related common share purchase rights (the "Shares"). We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

     Based on that examination and investigation, it is our opinion that when the steps taken in the next paragraph have been taken, the Shares will be validly issued, fully paid and nonassessable.

     The steps to be taken which are referred to in the next preceding paragraph are:

          1. Necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares;

          2. The Shares are sold and delivered in accordance with the applicable underwriting or other agreement and in the manner described in the Registration Statement (including all exhibits thereto); and

          3. Compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable state blue sky laws.

     This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                     Very truly yours,


                                     BARNES & THORNBURG